Exhibit 10.3

Certain confidential information contained in this document, marked by brackets and asterisk ([***]), has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K, because the Company customarily and actually treats such information as private or confidential and the omitted information is not material.

VOTING AGREEMENT

This Voting Agreement (“Voting Agreement”) is made as of September 8, 2025, by and among My Size, Inc., a company organized under the laws of the State of Delaware (the “Company”), and the parties identified on the signature page hereto (each a “Stockholder,” and collectively, the “Stockholders”).

WHEREAS, pursuant to that certain Share Sale Purchase Agreement, dated as of September 8, 2025 (the “Purchase Agreement”), by and among the Company and, inter alia, the Stockholders, the Stockholders have agreed to sell all of their Shares in ShoeSize.Me AG a corporation organized under the laws of Switzerland (the “SZM Shares”), to the Company in exchange for cash and shares of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”), and the Company has agreed to purchase the SZM Shares from the Stockholders by paying cash and issuing shares of the Company Common Stock to the Stockholders, subject to the terms and conditions set forth in the Purchase Agreement (the shares of Company Common Stock to be issued to each Stockholder are defined herein as the “Shares”);

WHEREAS, the closing of the transactions contemplated in the Purchase Agreement, including, without limitation, the issuance of the Shares by the Company to each Stockholder, is expressly conditioned on the Stockholders entering into of this Voting Agreement prior to such closing; and

WHEREAS, the Stockholders desire to enter into this Voting Agreement in order to induce the Company to close the transactions contemplated in the Purchase Agreement, including, without limitation, the issuance of the Shares to the Stockholders.

NOW, THEREFORE, in consideration of the foregoing premises and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Definitions. All initial capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

2. Shares Subject to Agreement. The term “Voting Shares” as used in this Voting Agreement shall refer, individually and collectively, to (i) the Shares, and (ii) any other shares of the Company’s capital stock owned (whether beneficially or as of record) by the Stockholders on or after the date hereof (the “Additional Shares”). The Stockholders hereby agree to hold any Voting Shares controlled or owned by them (whether beneficially or as of record), subject to the provisions of this Voting Agreement.

3. Manner of Vote. Any vote of the Voting Shares held by the Stockholders, whether at any meeting of the stockholders of the Company (including any adjournment(s), postponement(s) or continuation(s) thereof) or by written consent in lieu of a meeting of the stockholders of the Company, shall be exercised exclusively by such person (the “Proxy”) designated from time to time by the Company’s Board of Directors (the “Board”) by written notice to the Stockholders; provided, that, if the voting power held by the Proxy, when taking into account the proxies granted by the Stockholders by this Section 3 and Section 4 of this Agreement and the Company Common Stock beneficially owned by the Proxy, represents 20% or more of the voting power of the Company’s stockholders that will vote on an item, then the Proxy shall vote such number of Voting Shares in excess of 19.9% of the voting power of the existing stockholders of the Company on such item in the same proportion as shares of Company Common Stock are voted by the Company’s other stockholders. The initial Proxy shall be Oren Elmaliah. Any vote of the Voting Shares by any person other than the then Proxy shall be invalid, and shall not count as a vote of Voting Shares for any purpose whatsoever.

4. Irrevocable Proxy Coupled with an Interest.

(a) In order to effect the foregoing voting arrangement, each Stockholder hereby irrevocably designates and appoints the then current Proxy as such Stockholder’s sole and exclusive attorney-in-fact and proxy, with full power of substitution and re-substitution, for and in such Stockholder’s name, to vote and exercise all voting rights (to the fullest extent such Stockholder is entitled to do so) with respect to the Voting Shares in the manner and to the effect determined by the Proxy, whether at any meeting of the stockholders of the Company (including any adjournment(s), postponement(s) or continuation(s) thereof) and in any other circumstances upon which the vote, consent (including a written consent in lieu of a meeting), or other approval of the stockholders of the Company is sought. The irrevocable proxy and power of attorney granted by each Stockholder pursuant to this Section 4 shall terminate on the earliest to occur of (i) such time that such Stockholder no longer owns the Voting Shares, (ii) the sale of all or substantially all of the assets of the Company or the consolidation or merger of the Company with or into any other business entity pursuant to which stockholders of the Company prior to such consolidation or merger hold less than 50% of the voting equity of the surviving or resulting entity, (iii) the liquidation, dissolution or winding up of the business operations of the Company, and (iv) the filing or consent to filing of any bankruptcy, insolvency or reorganization case or proceeding involving the Company or otherwise seeking any relief under any laws relating to relief from debts or protection of debtors generally (the “Expiration Date”).

(b) The irrevocable proxy and power of attorney granted by each Stockholder pursuant to this Section 4 is: (i) intended to be and shall be irrevocable to the full extent permitted by the Delaware General Corporation Law, (ii) coupled with an interest sufficient in law to support an irrevocable power, and (iii) granted in consideration of the Company issuing the Shares to the Stockholders, entering into this Voting Agreement and incurring certain related fees and expenses.

5. Representations and Warranties of the Stockholders. Each of the Stockholders represents, warrants and covenants to the Company as follows:

(a) Upon the issuance of the Shares to the Stockholder under the Purchase Agreement, the Stockholder shall be the sole legal and beneficial owner of such Shares which securities represent the only securities of the Company legally or beneficially owned by the Stockholder or that the Stockholder has voting power over. Except with respect to the Purchase Agreement, the Stockholder is not a party to any contract or agreement and owns no warrants, options or rights to purchase, subscribe for or otherwise acquire any securities of the Company. No person not a signatory to this Voting Agreement has a beneficial interest in or a right to acquire or vote any of the Voting Shares. Upon issuance, the Shares and any Additional Shares will be, free and clear of any lien, charge, claim, security interest, proxy, power of attorney, encumbrance, voting trust or agreement, understanding or arrangement of whatever nature that would adversely affect, or be inconsistent or interfere with, the Stockholder’s ability to vote the Voting Shares in accordance with Section 3 above or the Stockholder’s ability to grant and the Proxy’s ability to exercise the irrevocable proxy and power of attorney pursuant to Section 4 above. The Stockholder has not granted, and prior to the Expiration Date will not grant, any other proxy or voting rights in respect of the Voting Shares to any other person.

(b) The Stockholder has all requisite power, capacity and authority to enter into and perform this Voting Agreement. If this Voting Agreement is being executed in a representative or fiduciary capacity, the person signing this Voting Agreement has full power, capacity and authority to enter into and perform this Voting Agreement. This Voting Agreement has been duly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and to general principles of equity.

6. Certain Covenants. Except as provided in this Agreement, each Stockholder shall not, during the term of this Agreement, without the prior written consent of the Company, directly or indirectly: (i) grant any proxies or powers of attorney or enter into any voting trust or other agreement, understanding or arrangement of whatever nature with respect to the Voting Shares held by it that would adversely affect, or be inconsistent or interfere with its ability to vote the Voting Shares in accordance with Section 3 above or its ability to grant and the Proxy’s ability to exercise the irrevocable proxy and power of attorney pursuant to Section 4 above; (ii) pledge, encumber or create a lien on, whether voluntarily or involuntarily or by operation of law, any Voting Shares; or (iii) take any other action that would adversely affect, or be inconsistent or interfere with the provsions of Section 3 or Section 4 above.

7. Effective Date; Term. This Voting Agreement shall remain in effect until the Expiration Date. Notwithstanding anything herein to the contrary, (i) this Voting Agreement shall not be effective or binding on the Stockholders until the closing of the transactions contemplated in the Purchase Agreement, whereupon all the terms and provisions hereof shall automatically become binding, and (ii) this Voting Agreement shall terminate immediately upon termination of the Purchase Agreement, for any reason, prior to closing thereunder.

8. Successors in Interest. The provisions of this Voting Agreement shall be binding upon the successors in interest to any of the Voting Shares. The Stockholders shall not transfer (whether voluntary or involuntary) any Voting Shares, or cause the Company or its transfer agent to record the transfer of the record ownership of any Voting Shares on its books (or issuing a new certificate representing any of the Voting Shares), unless and until the person to whom such Voting Shares are to be transferred shall have executed a written agreement pursuant to which such person becomes a party to this Voting Agreement and agrees to be bound by all the provisions hereof as if such person were an original signatory hereto.

9. Legend. In addition, to any other legend, each certificate representing any of the Voting Shares shall be marked with a legend reading as follows:

THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT (A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER) AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON HOLDING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT.

At any time after the termination of this Voting Agreement in accordance with Section 7, any holder of a stock certificate legended pursuant to this Section 9 may surrender such certificate to the Company for removal of the legend.

10. Specific Performance. The parties hereto agree and the Stockholders expressly acknowledge that the Company may be irreparably damaged if for any reason the Stockholders fail to perform any of their obligations under this Voting Agreement, and that the Company may not have any adequate remedy at law for money damages in such event. Accordingly the Stockholders agree that in the case of the failure of the Stockholders to perform the Company shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance of this Voting Agreement by the Stockholders, and further agree that any such specific performance and injunctive and/or other equitable relief, in addition to remedies at law or damages, is the appropriate remedy for any such failure to perform, and further agree that the Stockholders will not seek, and agree to waive any requirement for, the securing or posting of a bond in connection with the Company’s seeking or obtaining such equitable relief. This provision is without prejudice to any other rights that the Company may have against the Stockholders for any failure to perform its obligations under this Voting Agreement.

11. Remedies. All remedies, either under this Voting Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

12. Miscellaneous.

12.1 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Voting Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state courts of the State of Delaware, for the adjudication of any dispute hereunder, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Voting Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS VOTING AGREEMENT. If any party shall commence an action or proceeding to enforce any provisions of the Voting Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

12.2 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto. Nothing in this Voting Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Voting Agreement, except as expressly provided by this Voting Agreement.

12.3 Entire Agreement. This Voting Agreement, together with any exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

12.4 Notices, Etc. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a business day, (b) the next business day after the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a business day or later than 5:30 p.m. (New York City time) on any business day, (c) the second (2nd) business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

12.5 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default of another party under this Voting Agreement shall impair any such right, power, or remedy of such party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Voting Agreement, or any waiver on the part of any party of any provisions or conditions of this Voting Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Voting Agreement. All remedies, either under this Voting Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

12.6 Counterparts. This Voting Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

12.7 Severability. If any term, provision, covenant or restriction of this Voting Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

12.8 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

12.9 Amendment and Waiver. Any provision of this Voting Agreement may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only by an agreement in writing of the party against whom enforcement is sought.

12.10 Stock Splits, Stock Dividends, etc.. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company or the acquisition of additional shares of the Company Common Stock or other voting securities of the Company by the Stockholders after the date of this Voting Agreement, the number of Voting Shares subject to the terms of this Voting Agreement shall be adjusted automatically, as appropriate, and all such Voting Shares shall be automatically subject to this Voting Agreement and endorsed with the legend set forth in Section 9.

12.11 Representation by Counsel. Each Stockholder acknowledges that it has been represented by counsel or had the full opportunity to represented by counsel in, the drafting of the Voting Agreement. If a Stockholder has not taken the opportunity available to it to be represented by counsel in this transaction, it has done so with full awareness of the risks of not engaging counsel, has had the opportunity to confer with counsel as to what such risks are, and has knowingly assumed any and all such risks. Any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in connection with the construction or interpretation of the Voting Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first above written.

My Size, Inc.

By:	/s/ Ronen Luzon
Name:	Ronen Luzon
Title:	Chief Executive Officer
Address for Notice: [***]
E-mail:	[***]

/s/ Timo Steitz
Timo Steitz
Address for Notice: [***]
E-mail:[***]

/s/ Wilhelm Steitz
Wilhelm Steitz
Address for Notice: [***]
E-mail: [***]

/s/ Ettore Weilenmann
Ettore Weilenmann
Address for Notice: [***]
Email: [***]